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                                                                    Exhibit 99.4

                                                            United States Courts
                                                     Southern District of Texas
                                                             ENTERED
                                                          JUNE 16, 2003
                                                Michael N. Milby, Clerk Of Court

                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

SECURITIES AND EXCHANGE             (S)
COMMISSION                          (S)
                                    (S)
         Plaintiff,                 (S)
                                    (S)
                                    (S)             Civil Action No.
v.                                  (S)             H-03-1980
                                    (S)
PAUL A. FRAME and SEITEL, INC.,     (S)
                                    (S)
         Defendants,                (S)

                     FINAL JUDGMENT OF PERMANENT INJUNCTION
                         AGAINST DEFENDANT SEITEL, INC.

     Plaintiff Securities and Exchange Commission, having filed its Complaint in this matter, and defendant Seitel, Inc., through its Consent to Entry of Permanent Injunction ("Consent"), having waived service of the Complaint pursuant to Rule 4(d) of the Federal Rules of Civil Procedure; having waived the filing of an Answer; having admitted the jurisdiction of this Court; having waived the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure; having consented, without admitting or denying any of the allegations in the Commission's Complaint, except as to jurisdiction as set forth above, to entry without further notice of this Final Judgment enjoining it from engaging in transactions, acts, practices and courses of business which constitute and would constitute violations of, or aiding and abetting violations of, Sections 13(a), 13(b)(2) and 14(a) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 12b-20, 13a-13 and 14a-9 promulgated thereunder; and it further appearing that this Court has jurisdiction over defendant and over the subject matter of this action and that no further notice of hearing for the entry of this Final Judgment need be given; and the Court being fully advised in the premises:

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IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

     1. Defendant Seitel, Inc., its officers, agents, servants and employees, and all persons acting in concert or participation with any of them who receive actual notice of this Final Judgment, by personal service or otherwise, and each of them, be and hereby are permanently restrained and enjoined from directly or indirectly violating Section 13(a) of the Exchange Act [15 U.S.C. (S)78m(a)] and Rules 13a-l and 12b-20 promulgated thereunder [17 C.F.R. 240.13a-1 and 240.12b-20] by:

     a. filing with the SEC any annual report, required to be filed with the SEC pursuant to Section 13(a) of the Exchange Act [15 U.S.C.
          (S)78m(a)] and the rules and regulations thereunder, which contains any untrue statement of material fact, which omits to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or which omits to disclose any information required to be disclosed; or

     b. failing to add such further material information to any quarterly report filed with the Commission, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

     2. Defendant Seitel, Inc., its officers, agents, servants and employees, and all persons acting in concert or participation with any of them who receive actual notice of this Final Judgment, by personal service or otherwise, and each of them, be and hereby are permanently restrained and enjoined from directly or indirectly violating Section 13(b)(2) of the Exchange Act [15 U.S.C. (S) 78m(b)(2)] by failing to:

     a. make and keep accurate books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of Defendant Seitel, Inc.'s assets; or

FINAL JUDGMENT OF PERMANENT INJUNCTION
AGAINST DEFENDANT SEITEL, INC.                                            Page 2

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     b.   devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: transactions are executed in accordance with management's general or specific authorization; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets; access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3. Defendant Seitel, Inc., its officers, agents, servants and employees, and all persons acting in concert or participation with any of them who receive actual notice of this Final Judgment, by personal service or otherwise, and each of them, be and hereby are permanently restrained and enjoined from directly or indirectly violating Section 14(a) of the Exchange Act [15 U.S.C. (S)78n(a)]
and Rule 14a-9 promulgated thereunder [17 C.F.R. 240.14a-9] by:

     a. soliciting or permitting the use of its name to solicit, in contravention of rules and regulations Plaintiff has prescribed or may prescribe as necessary or appropriate in the public interest or for the protection of investors, any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to Section 12 of the Exchange Act; or

     b. making solicitation by means of any proxy statement, form of proxy, notice of meeting or other communication subject to Rule 14a-9 promulgated under Section 14(a) of the Exchange Act [17 C.F.R. 240.14a-9] which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in

FINAL JUDGMENT OF PERMANENT INJUNCTION
AGAINST DEFENDANT SEITEL, INC.                                            Page 3

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          order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

     4. This Court shall retain jurisdiction of this action to implement and enforce the terms and conditions of this Final Judgment.

     5. This Final Judgment may be served upon defendant in person or by mail by the United States marshal, by the Court's Clerk or by any member of the Commission's staff.

     6. There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith.

DATED and SIGNED this 13 day of June, 2003.


                                                By: /s/ Judge Ewing Werlein, Jr.
                                                --------------------------------

                                                UNITED STATES DISTRICT JUDGE

FINAL JUDGMENT OF PERMANENT INJUNCTION
AGAINST DEFENDANT SEITEL, INC.                                            Page 4

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APPROVED AS TO FORM and ENTRY REQUESTED:

Marshall M. Gandy
Attorney-in-Charge
Texas Bar No. 07616500
David L. Peavler
Texas Bar No. 00784738
S.D.I.D. No. 22455

SECURITIES AND EXCHANGE COMMISSION
801 Cherry Street, 19/th/ Floor
Fort Worth, Texas 76102
Telephone:    (817) 978-3821
Facsimile:    (817) 978-2700

ATTORNEY FOR PLAINTIFF
SECURITIES AND EXCHANGE COMMISSION

Anne M. Rodgers
Attorney-in-Charge
Texas Bar No. 17133025
S.D.I.D. No. 12576
FULBRIGHT & JAWORSKI L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Telephone:    (713) 651-5151
Facsimile:    (713) 651-5246

ATTORNEYS FOR DEFENDANT SEITEL, INC.

FINAL JUDGMENT OF PERMANENT INJUNCTION
AGAINST DEFENDANT SEITEL, INC.                                            Page 5

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                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

SECURITIES AND EXCHANGE              (S)
COMMISSION,                          (S)
                                     (S)
   Plaintiff,                        (S)
                                     (S)           Civil Action No.
                                     (S)
v.                                   (S)
                                     (S)
PAUL A. FRAME and SEITEL, INC.       (S)
                                     (S)
         Defendants.                 (S)

             SEITEL, INC.'S CONSENT TO ENTRY OF PERMANENT INJUNCTION

     Defendant Seitel, Inc. ("Seitel") hereby stipulates, consents and agrees to the following:

     1. Seitel previously has waived service upon it of the Securities and Exchange Commission's Complaint, pursuant to Rule 4(d) of the Federal Rules of Civil Procedure. Seitel admits this Court's jurisdiction over it and the subject matter of this action.

     2. Seitel acknowledges it has entered into this Consent voluntarily and represents that no promises of immunity, threats or assurances have been made by the Commission or by any of its members, officers, agents or representatives to induce Seitel to enter into this Consent.

     3. Seitel consents, without admitting or denying any of the allegations of the Complaint, except as to jurisdiction as noted herein, to the entry of the Final Judgment which permanently enjoins Seitel from violating Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Securities Exchange Act of 1934 [15 U.S.C. (S)(S) 78m(a), 78m(b)(2)(A),

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78m(b)(2)(B) and 78n(a)] and Rules 12b-20, 13a-1 and 14a-9 promulgated thereunder [17 C.F.R. 240.12b-20, 240.13a-1 and 240.14a-9]. Seitel enters into this Consent solely for the purpose of settling these proceedings.

    4. Seitel waives the filing of an Answer, presentation of evidence at trial, and the entry of findings of facts and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

    5. Seitel waives any right it may have to appeal from entry of the Final Judgment.

    6. Seitel understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the Complaint or order for proceedings" as set forth in 17 C.F.R. 202.5(e). In compliance with this policy, Seitel agrees: (i) not to make or cause to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; and (ii) that upon the filing of this Consent, Seitel hereby withdraws any papers filed in this action. If Seitel breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this case to its active docket. Nothing in this provision affects Seitel's testimonial obligations or right to take legal positions in litigation to which the Commission is not a party.

7. Seitel acknowledges and agrees that this proceeding and its Consent are for the purpose of resolving this proceeding only, in conformity with the provisions of 17 C.F.R. 202.5(f), and do not resolve, affect, or preclude any other proceedings which may be brought against it. Consistent with provisions of 17 C.F.R. 202.5(f), Seitel waives any

SEITEL, INC.'S CONSENT TO ENTRY OF PERMANENT INJUNCTION                   Page 2

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claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Seitel acknowledges that this Consent and the Final Judgment do not bar the institution or prosecution against Seitel of any other action, civil, criminal or administrative, arising from the matters alleged in the Complaint.

    8. Seitel waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Act of 1996 or any other provision of law to pursue reimbursement of attorney's fees or other fees, expenses or costs expended by it to defend against this action. For these purposes, Seitel agrees that it is not the prevailing party in this action since the parties have reached a good faith settlement.

9. Seitel agrees that the Court will retain jurisdiction of this action to implement and enforce the terms and conditions of the Final Judgment.

10. Seitel agrees that it will not oppose the enforcement of the Final Judgment on the ground, if any exists, that the Final Judgment fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection it may have based thereon.

11. Seitel agrees that the Commission may file this Consent with the Court and present the attached Final Judgment to the Court for signature and entry without further notice, provided that Seitel is served with a copy of any such filing.

12. Seitel agrees to execute and return to the Commission an Acknowledgment of Service upon receipt of the Final Judgment after entry by the Court.

SEITEL, INC.'S CONSENT TO ENTRY OF PERMANENT INJUNCTION                   Page 3

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Dated: May 16, 2003                  By: /s/ Larry E. Lenig, Jr.
                                     ---------------------------
                                     Chief Executive Officer
                                     Seitel, Inc.

SUBSCRIBED AND SWORN BEFORE ME THIS 16 day of May, 2003 to certify which witness my hand official seal.


                                     By: /s/ Brenda K. Clement
                                     -------------------------
                                     Notary Public in and for the State of Texas
                                     My Commission Expires: August 7, 2006

SEITEL, INC.'S CONSENT TO ENTRY OF PERMANENT INJUNCTION                   Page 4